Exhibit 5.2

45 Fremont Street, Suite 3000 San Francisco, California 94105

September 29, 2025

Board of Directors

Cheer Holding, Inc.

19F, Block B, Xinhua Technology Building

No. 8 Tuofangying South Road

Jiuxianqiao, Chaoyang District

Beijing China 100016

Ladies and Gentlemen:

We act as United States counsel to Cheer Holding, Inc., an exempted company with limited liability incorporated and registered under the laws of Cayman Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form F-1, as amended, File No. 333-289372 (the “Registration Statement”). The Company has retained Univest Securities, LLC to act as exclusive placement agent (the “Placement Agent”) to use its best efforts to arrange for the sale of the following securities covered by the Registration Statement (the “Securities”), which are to be offered and sold directly by the Company pursuant to that certain securities purchase agreement between the Company and each purchaser party thereto, substantially in the form attached as Exhibit 10.22 to the Registration Statement (the “Securities Purchase Agreement”):

i. up to 15,584,415 units (the “Units”), each consisting of one class A ordinary share, par value $0.001 per share (each a “Class A Ordinary Share”), or at the option of such purchaser, one pre-funded warrant to purchase one Class A Ordinary Share (each, a “Pre-Funded Warrant”) in lieu thereof, one Series A warrant to purchase one Class A Ordinary Share (each a “Series A Warrant”) and one Series B warrant to purchase one Class A Ordinary Share (each a “Series B Warrant”);

ii. up to 15,584,415 Class A Ordinary Shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”); and

iii. up to 80,584,415 Class A Ordinary Shares underlying the Series A Warrants and the Series B Warrants (the “Warrant Shares”).

We have assumed that the Securities will be issued to purchasers participating in the offering pursuant to the Securities Purchase Agreement and in the manner described in the Registration Statement.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA MARYLAND • MASSACHUSETTS • MINNESOTA • MISSISSIPPI • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TENNESSEE • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

September 29, 2025

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

In addition, we have assumed that (a) each of the Securities Purchase Agreement, the Unit certificate, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Placement Agency Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, other than the Company, (b) the Placement Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Placement Agency Agreement and that the Placement Agency Agreement will be a valid and binding obligation of the Placement Agent, (c) there will not have occurred, prior to the date of the issuance of the Warrant Shares or Pre-Funded Warrant Shares: (i) any change in law affecting the validity or enforceability of the Pre-Funded Warrants, the Series A Warrants, or the Series B Warrants or (ii) any amendments to the Transaction Documents, (d) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the Cayman Islands, (ii) the Company has not amended its memorandum and articles of association, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Class A Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares, (e) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (f) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and in the prospectus forming a part thereof; and(g) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

With the permission of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company, we have relied solely on their opinion of counsel dated September 29, 2025, with respect to the due authorization of the Units, the Pre-Funded Warrants, the Series A and the Series B Warrants under Cayman Islands law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.  the Units have been duly authorized and, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Securities Purchase Agreement, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

2. the Pre-Funded Warrants have been duly authorized and, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Securities Purchase Agreement, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

September 29, 2025

3. the Series A Warrants and the Series B Warrants have been duly authorized and, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Securities Purchase Agreement, will constitute a legal valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality. In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law, consent to jurisdiction and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct. No opinion is expressed herein as to compliance with or the effect of federal or state securities or blue-sky laws.

The opinions expressed herein are limited exclusively to (i) the federal laws of the United States of America, and (ii) the laws of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP
LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com